                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:




[ ]  Preliminary Proxy Statement


[ ]  Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))


[X]  Definitive Proxy Statement


[ ]  Definitive Additional Materials


[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or 240.14a-12


                              SANMINA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

--------------------------------------------------------------------------------

                              SANMINA CORPORATION

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON JANUARY 29, 1999

     The Annual Meeting of Stockholders of Sanmina Corporation (the "Company") will be held on Friday, January 29, 1999, at 11:00 a.m., local time, at the Sheraton San Jose Hotel located at 1801 Barber Lane, Milpitas, California 95035 (telephone 408-943-0600) for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

          1. To elect directors of the Company.

          2. To approve amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock.

          3. To approve adoption of the Company's 1999 Stock Plan.


          4. To approve an amendment to the Company's 1993 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 600,000 shares to a new total of 2,300,000 shares.


          5. To confirm the appointment of Arthur Andersen LLP as the independent public accountants of the Company for the fiscal year ending October 2, 1999.

          6. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on December 18, 1998 are entitled to vote at the Annual Meeting and are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you return a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                        LOGO
                                          Christopher D. Mitchell
                                          Assistant Secretary

San Jose, California
December 29, 1998

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU RETURN A PROXY.

                              SANMINA CORPORATION
                            ------------------------

                              PROXY STATEMENT FOR
                      1999 ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

              INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Sanmina Corporation ("Sanmina" or the "Company") for use at the Annual Meeting of Stockholders to be held on Friday, January 29, 1999 at 11:00 a.m., local time, or at any adjournment thereof. The Annual Meeting will be held at the Sheraton San Jose Hotel located at 1801 Barber Lane, Milpitas, California 95035. The telephone number at the meeting location is (408) 943-0600.

     This Proxy Statement was mailed on or about December 29, 1998, to all stockholders entitled to vote at the meeting.

RECORD DATE AND STOCK OWNERSHIP


     Stockholders of record at the close of business on December 18, 1998 (the "Record Date") are entitled to vote at the meeting. As of December 18, 1998, 55,774,739 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 1,176 stockholders.


     The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of September 30, 1998, as to (i) each person who is known to the Company to beneficially own more than five percent of the outstanding shares of its Common Stock, (ii) each director and nominee for election, (iii) each officer named in the Summary Compensation Table below and (iv) all directors and executive officers as a group.


                                                                 SHARES       APPROXIMATE
                                                              BENEFICIALLY      PERCENT
                            NAME                                 OWNED           OWNED
                            ----                              ------------    -----------
AXA Assurances I.A.R.D. Mutuelle............................   9,777,339          19.2%
  1290 Avenue of the Americas
  New York, New York 10104
FMR Corp....................................................   1,846,400           3.6%
  82 Devonshire Street
  Boston, Massachusetts 02109
Nicholas-Applegate Capital Management.......................   1,470,758           2.9%
  600 West Broadway, 29th Floor
  San Diego, California 92101
Milan Manderic..............................................   1,345,530           2.6%
  14127 Capri Drive, Suite 2A
  Los Gatos, California 95030
Putnam Investments, Inc.....................................   1,283,133           2.5%
  One Post Office Square
  Boston, Massachusetts 02109
AMVESCAP PLC................................................   1,149,800           2.3%
  11 Devonshire Square
  London EC2M 4YR
Putnam Investment Management, Inc...........................   1,126,124           2.2%
  One Post Office Square
  Boston, Massachusetts 02109
Jure Sola(1)(2).............................................     935,501           1.8%
Samuel Altschuler(1)(3).....................................     908,532           1.8%

                                                                 SHARES       APPROXIMATE
                                                              BENEFICIALLY      PERCENT
                            NAME                                 OWNED           OWNED
                            ----                              ------------    -----------
Nancy Altschuler(1)(3)......................................     318,291             *
Randy W. Furr(1)(4).........................................     299,994             *
Michael Landy(1)(5).........................................     109,204             *
Bernard V. Vonderschmitt(1)(6)..............................      45,741             *
Bernard Whitney(1)(7).......................................      25,833             *
Mario M. Rosati(1)(6).......................................      20,416             *
John C. Bolger(1)(6)........................................      19,291             *
Neil R. Bonke(1)(6).........................................      13,723             *
All Directors and executive officers as a group(1)(8).......   2,343,990           4.7%


---------------
  * Less than 1%.

(1) Includes stock issuable upon exercise of options within 60 days after September 30, 1998.

(2) Includes 2,083 shares issuable upon exercise of options granted on October 5, 1998.

(3) Mr. and Mrs. Altschuler are general partners of a nominee partnership which holds 318,291 shares, all of which are included in the shares listed as owned by both Mr. and Mrs. Altschuler. Mr. Altschuler has sole voting rights with respect to these shares and shares investment power with his wife. Of the shares held of record by the nominee partnership, 105,841 shares are held as a nominee for Mrs. Altschuler as trustee of trusts established for the benefit of her children, as to which shares she disclaims beneficial interest. Does not include 87,336 shares held by the Samuel Altschuler 1980 Irrevocable Trust, in which members of the Altschuler family have an interest.

(4) Includes 1,667 shares issuable upon exercise of options granted on October 5, 1998.

(5) Includes 500 shares issuable upon exercise of options granted on October 5, 1998.

(6) Includes 208 shares issuable upon exercise of options granted on October 1, 1998.

(7) Includes 833 shares issuable upon exercise of options granted on October 5, 1998.


(8) Consists of 9 individuals.


REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attending the Annual Meeting in and of itself may not constitute a revocation of a proxy.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share held as of the record date. Stockholders will not be entitled to cumulate their votes in the election of directors.


     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's Transfer Agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for approval of the amendment to the Restated Certificate of Incorporation, for approval of the 1999 Stock Plan, for approval of the amendment to the 1993 Employee Stock Purchase Plan, for the confirmation of the appointment of the designated independent public accountants and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the items not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.


     The cost of soliciting proxies will be borne by the Company. The Company may retain the services of its transfer agent, Norwest Bank Minnesota, N.A., or other proxy solicitors to solicit proxies, for which the Company estimates that it would pay fees not to exceed an aggregate of $20,000. In addition, the Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile.


STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Proposals that are intended to be presented by stockholders of the Company at the 2000 Annual Meeting must be received by the Company no later than September 1, 1999 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS


     A board of six directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below. Messrs. Altschuler, Bolger, Bonke, Rosati, Sola and Vonderschmitt are presently directors of the Company. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. If stockholders nominate additional persons for election as directors, the proxy holders will vote all proxies received by them in accordance to assure the election of as many of the Board's nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until that person's successor has been elected.


     The Board of Directors recommends a vote FOR the nominees listed below:


        NAME OF NOMINEE          AGE                 PRINCIPAL OCCUPATION                 DIRECTOR SINCE
        ---------------          ---                 --------------------                 --------------
Jure Sola......................  47    Chairman and Chief Executive Officer of                 1989
                                         Sanmina Corporation
Bernard V. Vonderschmitt.......  75    Chairman of the Board of Xilinx, Inc.                   1990
John C. Bolger.................  52    Independent Consultant                                  1994
Neil R. Bonke..................  57    Chairman of Electroglas, Inc. (Retired), Private        1995
                                       Investor
Mario M. Rosati................  52    Member, Wilson Sonsini Goodrich & Rosati                1997
Samuel Altschuler..............  71    Executive Vice President of Sanmina Corporation         1998



     Mr. Sola co-founded Sanmina in 1980 and initially held the position of Vice President of Sales and was responsible for the development and growth of the Company's sales organization. He became Vice President and General Manager in October 1987 with responsibility for all manufacturing operations as well as sales and marketing. Mr. Sola has been a director of the Company since July 1989, was elected President in October 1989 and has served as Chairman of the Board and Chief Executive Officer since April 1991.



     Mr. Vonderschmitt has been a director of the Company since October 1990. He co-founded Xilinx, Inc., a manufacturer of field programmable gate array semiconductor products and related system software, served as its Chief Executive Officer and as a director from its inception in February 1984 through February 1996, and has served as the Chairman of its Board of Directors since February, 1996. He is also a director of International Microelectronic Products, Inc., and Credence Systems Corporation.



     Mr. Bolger has been a director of the Company since 1994. From June 1989 through April 1992, he served as Vice President of Finance and Administration of Cisco Systems, Inc., a manufacturer of computer networking systems. Mr. Bolger is currently an independent business consultant and serves as a director of Integrated Device Technology, Inc., Integrated Systems, Inc., TCSI, Inc. and Mission West Properties, Inc.


     Mr. Bonke has been a director of the Company since 1995. He also serves on the Board of Directors of Electroglas, Inc., FSI International and SpeedFam International, all semiconductor equipment companies. Mr. Bonke previously served as the Chairman of the Board of Electroglas, Inc. From April 1993 to April 1996, he served as Chief Executive Officer of Electroglas. From September 1990 to April 1993, Mr. Bonke was a Group V.P. and President of Semiconductor Operations of General Signal Corp.


     Mr. Rosati has been a member of the law firm Wilson Sonsini Goodrich & Rosati, Professional Corporation since 1971. Mr. Rosati is a director of Aehr Test Systems, a manufacturer of computer hardware testing systems, Genus, Inc., a semiconductor equipment manufacturer, Ross Systems, Inc., a software company, and C-ATS Software, Inc., a financial database software company; he has been a director of the Company since 1997.



     Mr. Altschuler was president and a director of Altron Incorporated, an electronic manufacturing services company, since Altron's founding in 1970 and Chairman of the Board of Directors of that company since 1983. Mr. Altschuler became a director of the Company in November 1998, upon the consummation of the merger between Altron Incorporated and the Company. Following the merger, Mr. Altschuler became an Executive Vice President of Sanmina. Mr. Altschuler is also a director of Massbank Corp., a bank holding company.


     There are no family relationships among directors or executive officers of the Company.

BOARD MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

     The Board of Directors of the Company held five meetings and acted by unanimous written consent twice during the fiscal year ended September 30, 1998. No nominee who was a director during the entire fiscal year attended fewer than 75 percent of the meetings of the Board of Directors or of committees on which such person served.

     The Board of Directors has an Officer Stock Committee, an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

     The Officer Stock Committee consists of directors Bonke and Vonderschmitt. The Officer Stock Committee reviews and makes recommendations to the Board concerning option grants to executive officers of the Company. The Officer Stock Committee held one meeting during the last fiscal year.


     The Audit Committee consists of directors Bonke and Bolger. The Audit Committee is responsible for reviewing the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee held five meetings in the last fiscal year.


     The Compensation Committee consists of directors Bonke, Sola and Vonderschmitt. The Compensation Committee reviews and makes recommendations to the Board concerning salaries and incentive compensation for executive officers and certain employees of the Company. The Compensation Committee held two meetings during the last fiscal year. Mr. Sola, Chairman and Chief Executive Officer of the Company, participates fully with all other committee members in recommending salaries and incentive compensation to the board of directors, except that he does not participate in committee proceedings relating to his salary and compensation.

     Directors who are not employees of the Company ("Outside Directors") are paid an annual retainer of $10,000, a fee of $2,000 for attending each board meeting and a fee of $1,000 for attending each committee meeting. The directors are reimbursed for travel and related expenses incurred by them in attending board and committee meetings. Prior to the adoption of the Company's 1995 Director Option Plan (the "Director Option Plan"), Outside Directors received initial and annual grants of options to purchase shares of the Company's Common Stock under the Company's Amended 1990 Incentive Stock Plan (the "Stock Plan"). Since the adoption of the Director Option Plan in January 1996, Outside Directors have received the same initial and annual grants only under the Director Option Plan under substantially similar terms as under the Stock Plan.


     Under the Director Option Plan, upon first becoming a director, each new Outside Director will receive an automatic grant of an option to purchase up to 20,000 shares of Common Stock and each continuing Outside Director will receive (provided that such Outside Director has been a director for at least four months prior to such grant), on October 1 of each year, an automatic grant of an option to purchase up to 10,000 shares of Common Stock.


EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS.


     In connection with the acquisition of Altron by Sanmina, in November 1998, the Company entered into an employment agreement with Samuel Altschuler (the "Employment Agreement"). Under the Employment Agreement, Mr. Altschuler will receive a base salary of $275,000 per year and current benefits, respectively, for a period of three years commencing on the effective date of the Altron merger. In the event that Mr. Altschuler is terminated other than "for cause" or, after eight months of employment, resigns voluntarily, he will be entitled to receive salary and benefits at his then current rate until the end of the three year period under the Employment Agreement. In the event Mr. Altschuler resigns other than "for cause," any unvested stock options shall either, at the sole discretion of Sanmina, be immediately vested upon resignation or termination or continue to vest on existing option terms and continue to be exercisable over a five year period beginning on the date of resignation or termination. In the event of any such resignation or termination, Mr. Altschuler agrees to be available to provide consulting services to Sanmina for the remainder of the effective term under the Employment Agreement.



     In January 1998, the Company's Board of Directors approved change of control arrangements with each of Jure Sola, the Company's Chairman and Chief Executive Officer; Randy Furr, the Company's President and Chief Operating Officer; Michael Landy, the Company's Vice President of Sales and Marketing; and Bernard Whitney, the Company's Executive Vice President and Chief Financial Officer. Under these arrangements, all unvested stock options held by such individuals under any of the Company's stock option plans would become fully vested and exercisable upon the occurrence of a change of control of the Company. A change of control is defined to include certain mergers, asset sales, or consolidations, the acquisition of more than fifty percent (50%) of the Company by any person or certain changes in the composition of the Board of Directors.

                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

     Summary Compensation Table. The following table sets forth the compensation paid by the Company for each of the three years in the period ended September 30, 1998 to the Chief Executive Officer and all other executive officers of the
Company:


                                                                              LONG-TERM
                                                                             COMPENSATION
                                                    ANNUAL COMPENSATION         AWARDS         ALL OTHER
                                           FISCAL   --------------------      OF OPTIONS      COMPENSATION
       NAME AND PRINCIPAL POSITION          YEAR    SALARY($)   BONUS($)   (# OF SHARES)(2)      ($)(1)
       ---------------------------         ------   ---------   --------   ----------------   ------------
Jure Sola................................   1998    $375,000    $470,000       200,000          $49,684
  Chief Executive Officer                   1997     310,000     385,000       203,000           48,237
  and Chairman of the Board                 1996     250,000     210,000       300,000           48,163
Randy Furr...............................   1998    $290,000    $365,000       140,000          $26,711
  President, Chief Operating Officer        1997     240,000     295,000       110,000           25,266
                                            1996     175,000     225,000       120,000           25,190
Bernard J. Whitney.......................   1998    $185,000    $100,000            --          $10,021
  Executive Vice President and              1997      27,750      10,000       100,000            1,110
  Chief Financial Officer(3)
Michael Landy............................   1998    $190,000    $ 90,000        40,000          $ 7,426
  Executive Vice President, Sales and       1997     140,000      75,000        33,000            7,200
  Marketing(4)


---------------
(1) Includes car allowance and premium payments for executive life, medical and dental insurance.

(2) All share amounts reported reflect the 2 for 1 stock splits of the Company's Common Stock effected in March 1996 and June 1998.


(3) Mr. Whitney joined the Company as Vice President and Chief Financial Officer in August 1997. He became Executive Vice President and Chief Financial Officer in October 1998.



(4) Mr. Landy was promoted to Vice President, Sales and Marketing in October 1997 and to Executive Vice President, Sales and Marketing in October 1998.


     Option Grants in Last Fiscal Year. The following table sets forth each grant of stock options made during the fiscal year ended September 30, 1998 to each executive officer named in the Summary Compensation Table above:


                                           % OF TOTAL
                                             OPTIONS                                  STOCK PRICE APPRECIATION FOR
                                           GRANTED TO     EXERCISE OR                       OPTION TERM (2)
                              OPTIONS       EMPLOYEES    BASE PRICE(1)   EXPIRATION   ----------------------------
          NAME             GRANTED(1)(#)     IN FY98        ($/SH)          DATE         5%($)          10%($)
          ----             -------------   -----------   -------------   ----------   ------------   -------------
Jure Sola................     200,000         11.1          $32.32        10/27/07     $4,065,175     $10,301,951
Randy Furr...............     140,000          7.8          $32.32        10/27/07     $2,845,622     $ 7,211,366
Michael Landy............      40,000          2.2          $32.32        10/27/07     $  813,035     $ 2,060,390


---------------
(1) The exercise price and tax withholding obligations related to exercise may in some cases, be paid by delivery of other shares or by offset of the shares subject to the options.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company does not believe that any formula will determine with reasonable accuracy a present value based on future unknown or volatile factors.


(3) All share amounts reported reflect the 2 for 1 splits of the Company's Common Stock effected in March 1996 and June 1998.

     Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End
Values. The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, each exercise of stock options during the fiscal year ended September 30, 1998 and the year-end value of unexercised options:

                                                                  NUMBER OF
                                                             UNEXERCISED OPTIONS   VALUE OF UNEXERCISED IN-THE-
                                    SHARES        VALUE          AT YEAR-END        MONEY OPTIONS AT YEAR-END
                                  ACQUIRED ON    REALIZED       EXERCISABLE/             (2) EXERCISABLE/
              NAME                EXERCISE(#)     (1)($)      UNEXERCISABLE (#)         UNEXERCISABLE ($)
              ----                -----------   ----------   -------------------   ----------------------------
Jure Sola.......................    100,904     $3,059,409     559,083/483,013        $9,435,265/$4,364,007
Randy Furr......................     16,166     $  635,323     233,666/254,434        $3,709,438/$1,823,173
Bernard Whitney.................          0             --       21,667/78,333                        $0/$0
Michael Landy...................          0             --       94,243/80,757          $1,646,924/$675,496

---------------
(1) Based on the last reported sale price of the Company's Common Stock on the date of exercise.

(2) Based on a fair market value of $28.13, which was the last reported sale price of the Company's Stock on September 30, 1998.

           COMPENSATION COMMITTEE AND OFFICER STOCK COMMITTEE REPORTS

     The following reports are provided to stockholders by the members of the Compensation Committee and the Officer Stock Committee of the Board of Directors.

  Compensation Committee Report

     Compensation Philosophy. The goals of the Company's executive compensation program are to attract and retain executive officers who will strive for excellence, and to motivate those individuals to achieve superior performance by providing them with rewards for assisting the Company in meeting revenue and profitability targets.

     Compensation for the Company's executive officers consists of base salary and potential cash bonus, as well as potential long-term incentive compensation through stock options. The Compensation Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

     Cash-Based Compensation. Each fiscal year, the Compensation Committee reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary plan for the Company's executive officers. This base salary plan is based on industry and peer group surveys and performance judgements as to the past and expected future contributions of the individual executive officers. The Compensation Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectation as to his future contributions in leading the Company.

     Each officer who served in an executive capacity throughout the last fiscal year, including the Chief Executive Officer, received a cash bonus for such service. These bonuses ranged in amount from approximately 50% annualized to approximately 125% of base salary. In determining the bonus paid to each officer (other than the Chief Executive Officer), the Compensation Committee reviewed with the Chief Executive Officer the performance of each of the officers in their respective areas of accountability as compared to the Company's operating plan, and each officer's respective contribution to the Company's operating performance in its electronics manufacturing services, backplane assembly and subassembly and printed circuit board fabrication businesses. The members of the Compensation Committee (other than the Chief Executive Officer) reviewed these same factors in determining the bonus paid to the Chief Executive Officer.

                                          Respectfully submitted,

                                          Neil Bonke, Jure Sola and Bernard
                                          Vonderschmitt

  Officer Stock Committee Report

     Stock Options. During each fiscal year, the Officer Stock Committee considers the desirability of granting to executive officers awards under the Company's Amended 1990 Incentive Stock Plan, which allows for the grant of longer-term incentives in the form of stock options. In fixing the grants of stock options to executive officers (other than the Chief Executive Officer) in the last fiscal year, the Committee reviewed with the Chief Executive Officer the recommended individual award, taking into account the officer's scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance requirements and contributions of the officer, and the number of options previously granted to the officer. All stock options granted to executive officers in the last fiscal year provide for vesting over a five-year period. During the fiscal year ended September 30, 1998, an option award exercisable for up to 200,000 shares of the Company's Common Stock was made to the Chief Executive Officer and options exercisable for up to 500,000 shares were granted to all executive officers as a group. In addition, in October 1998, in part in recognition of their performance during fiscal 1998, the Officer Stock Committee approved grants of options in the amount of 125,000 and 100,000 to the Chief Executive Officer and Chief Operating Officer, respectively.

                                          Respectfully submitted,

                                          Neil Bonke and Bernard Vonderschmitt

                            STOCK PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total stockholder returns for the Company's Common Stock, the Nasdaq Stock Market Index, and an index based on companies in a peer group (Standard Industrial Classification 3670 -- Electronic Components). The graph assumes the investment of $100 on September 30, 1993. The performance shown is not necessarily indicative of future performance.

                COMPARISON OF 60 MONTH CUMULATIVE TOTAL RETURN*
               AMONG SANMINA CORPORATION, THE NASDAQ STOCK MARKET
                         (U.S.) INDEX AND A PEER GROUP

                                                                               NASDAQ STOCK MARKET
                                                   SANMINA CORPORATION               (U.S.)                    PEER GROUP
                                                   -------------------         -------------------             ----------
Sep-93                                                   100.00                      100.00                      100.00
Sep-94                                                    95.10                      100.83                      125.98
Sep-95                                                   187.25                      139.28                      242.43
Sep-96                                                   315.69                      165.24                      186.73
Sep-97                                                   678.92                      226.81                      280.42
Sep-98                                                   441.18                      231.84                      138.07

* $100 INVESTED ON 9/30/93 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING SEPTEMBER 30.

                                PROPOSAL NO. 2:

         APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

     The Company's Restated Certificate of Incorporation (the "Certificate"), as currently in effect, provides that authorized capital stock shall consist of 75,000,000 shares of Common Stock, $0.01 par value (the "Common Stock"), and 5,000,000 shares of Preferred Stock, $0.01 par value (the "Preferred Stock"). On December 11, 1998, the Company's Board of Directors approved an amendment to the Certificate (the "Amendment") to increase the number of shares of Common Stock authorized for issuance under the Certificate by 125,000,000 to a total of 200,000,000 shares. As more fully described below, the proposed Amendment is intended to provide the Company flexibility to meet future needs for unreserved Common Stock. The affirmative vote of holders of a majority of shares of Common Stock represented at the meeting is necessary to approve the Amendment. The Board of Directors recommends that stockholders vote FOR approval of the Amendment. The reasons for and the possible effects of the amendment to the Certificate and certain information regarding the Certificate are set forth below.


     Reasons for Amendment. The Company's number of authorized shares of Common Stock has remained at 75,000,000 since the last increase in the authorized number of shares which was approved by the stockholders and effected in 1996. Since that time, the Company's market capitalization has increased from approximately $680,000,000 to approximately $1,357,000,000 as of September 30, 1998.



     As of September 30, 1998, 48,265,295 shares of Common Stock, par value $0.01 per share, were issued and outstanding and 7,161,138 were reserved for issuance under the Company's stock option and stock purchase plans, leaving only 19,573,567 shares of Common Stock available for future issuance. In particular, since November 1997, the number of outstanding shares of Common Stock of the Company has increased significantly due to the acquisitions Elexsys International, Inc. and Altron, Incorporated, a redemption call made by the Company with respect to $86,250,000 of convertible subordinated notes (which resulted in the conversion of all such notes into Common Stock) and a two-for-one stock split (in the form of a stock dividend) effected in June 1998. The number of shares remaining available is not considered adequate for the Company's future possible requirements.


     Although the Company has no firm plans to use the additional authorized shares of Common Stock, the Company's Board of Directors believes that it is prudent to increase the number of authorized shares of Common Stock to the proposed level in order to provide a reserve of shares available for issuances in connection with possible future actions. In particular, the Company's Board of Directors believes that the current number of authorized shares needs to be increased to provide the flexibility to effect other possible actions such as financings, corporate mergers, acquisitions of property, establishing strategic relationships with corporate partners, employee benefit plans and for other general corporate purposes. Currently there are no plans, agreements or arrangements in place requiring the utilization of these additional shares for financing, corporate mergers, acquisitions of property, establishment of strategic relationships with corporate partners, employee benefit plans or other general corporate purposes. Having such additional authorized Common Stock available for issuance in the future would allow the Board of Directors to issue shares of Common Stock without the delay and expense associated with seeking stockholder approval. Elimination of such delays and expense occasioned by the necessity of obtaining stockholder approval will better enable the Company, among other things, to engage in financing transactions and acquisitions as well as to take advantage of changing market and financial conditions on a more competitive basis as determined by the Board of Directors.

     The additional Common Stock to be authorized by adoption of the Amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed Amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company. If the Amendment is adopted, it will become effective upon filing of the Amendment with the Secretary of the State of Delaware. Stockholder approval may be required if it is proposed that any such shares, other than those shares provided for by the terms of 1999 Stock Plan, are to be added to the number of shares reserved for issuance under the Company's option plans, in compliance with applicable rules and laws.

     Possible Effects of the Amendment. If the proposed Amendment is approved, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of stockholders of the Company, except as provided under the Delaware corporate law or under the rules of any national securities exchange on which shares of Common Stock of the Company are then listed. Current holders of Common Stock have no preemptive or like rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership thereof. The effects of the authorization of additional shares of Common Stock may also include dilution of the voting power of currently outstanding shares and reduction of the portion of dividends and of liquidation proceeds payable to the holders of currently outstanding Common Stock.

     In addition, the Board of Directors could use authorized but unissued shares to create impediments to a takeover or a transfer of control of the Company. Accordingly, the increase in the number of authorized shares of Common Stock may deter a future takeover attempt which holders of Common Stock may deem to be in their best interest or in which holders of Common Stock may be offered a premium for their shares over the market price.

     The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed Amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by management. Moreover, management does not currently intend to propose additional anti-takeover measures in the foreseeable future.

                                 PROPOSAL NO. 3

                          ADOPTION OF 1999 STOCK PLAN


     As of the date of this Proxy Statement, there remain available for grant under the Company's Amended 1990 Incentive Stock Plan options to purchase 618,884 shares of the Company's Common Stock. In December 1998, the Board of Directors approved, and recommended that the Company's stockholders approve, a new 1999 Stock Plan (the "1999 Plan"), and reserved 2,700,000 shares of the Company's Common Stock for issuance under the 1999 Plan. In addition, an annual increase will be made to the 1999 Plan on each anniversary date of the adoption of the 1999 Plan, in an amount equal to the lesser of (i) 3,000,000 shares, (ii) 4.5% of the Company's outstanding shares on such date, or (iii) a lesser amount determined by the Board of Directors; provided, however, that at no time shall the total number of shares reserved for issuance under the 1999 Plan exceed 15% of the Company's outstanding shares; provided, further, that over the term of the 1999 Plan, a maximum of 15,000,000 shares may be issued under the 1999 Plan. As of the date of this Proxy Statement, no options, stock, or rights to purchase stock have been granted pursuant to the 1999 Plan.


     In 1993, Section 162(m) was added to the Internal Revenue Code of 1986, as amended. Section 162(m) may limit the Company's ability to deduct for federal income tax purposes compensation in excess of $1,000,000 paid to the Company's Chief Executive Officer and its four other highest paid executive officers in any one fiscal year. Grants under the 1999 Plan will not be subject to the deduction limitation if the stockholders approve the 1999 Plan, including the option grant limitations described below.

     A description of the principal terms of the 1999 Plan and its purpose are set forth below. This description is qualified in its entirety by the terms of the 1999 Plan, which is attached to this Proxy Statement as EXHIBIT A and is incorporated in this Proxy Statement by this reference.

SUMMARY OF THE 1999 PLAN

     General. The purpose of the 1999 Plan is to attract and retain the best available persons for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company's business. Options granted under the 1999 Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options. In addition, awards of or rights to purchase shares of the Company's Common Stock ("Stock Rights") may be granted under the 1999 Plan.

     Administration. The 1999 Plan is administered by the board of directors or a committee thereof (the "Administrator"). Subject to the other provisions of the 1999 Plan, the Board has the authority (i) to select the persons to whom options and Stock Rights are to be granted; (ii) to determine the number of shares of Common Stock to be covered by each option and Stock Right granted;
(iii) to approve forms of agreement for use under the 1999 Plan; (iv) to determine the terms and conditions, not inconsistent with the terms of the 1999 Plan, of any option or Stock Right granted; (v) to reduce the exercise price of any option or Stock Right to the then current fair market value if the fair market value of the Common Stock covered by such Option or Stock Right shall have declined since the date the option or Stock Right was granted; (vi) to institute an option exchange program; (vii) to construe and interpret the terms of the 1999 Plan and awards granted pursuant to the 1999 Plan; (viii) to prescribe, amend and rescind rules and regulations relating to the 1999 Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; (ix) to modify or amend each option or Stock Right, subject to certain restrictions of the 1999 Plan, including the discretionary authority to extend the post-termination exercisability period of options longer than is otherwise provided for in the 1999 Plan; (x) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the shares to be issued upon exercise of an option or Stock Right that number of shares having a fair market value equal to the amount required to be withheld; (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an option or Stock Right previously granted by the Administrator; and (xii) to make all other determinations deemed necessary or advisable for administering the 1999 Plan. All decisions, interpretations and other actions of the Administrator shall be final and binding on all holders of options and Stock Rights and on all persons deriving their rights therefrom.

     Eligibility; Limitations. Nonstatutory stock options and Stock Rights may be granted under the 1999 Plan to employees, directors and consultants of the Company or any parent or subsidiary of the Company. Incentive stock options may be granted only to employees.

     As discussed above, Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the 1999 Plan provides that no employee may be granted, in any fiscal year of the Company, options to purchase more than 1,000,000 shares of Common Stock plus options to purchase up to an additional 1,000,000 shares of Common Stock in connection with such employee's initial commencement of service to the Company.

     Terms and Conditions of Options. Each option granted under the 1999 Plan is evidenced by a written stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

          (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted. The exercise price of a nonstatutory stock option may be determined by the Administrator, provided however, the exercise price of a nonstatutory stock option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code may not be less than 100% of the fair market value of the Common Stock on the date of grant.

          (b) Exercise of Option. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option.

          (c) Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 1999 Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercise, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

          (d) Term of Option. The term of an incentive stock option may be no more than ten years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

          (e) Termination of Employment. If an optionee's employment, directorship or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the 1999 Plan expire on the earlier of (i) the date set forth in his or her notice of grant or stock option agreement or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before its termination.

          (f) Permanent Disability; Death. If an optionee's employment, directorship or consulting relationship terminates as a result of permanent and total disability (as defined in the Code) or death, then all options held by such optionee under the 1999 Plan will generally expire on the earlier of (i) twelve months from the date of termination of optionee's employment or (ii) the expiration date of the option. The optionee or, if applicable, the executor or other legal representative of the optionee's estate may exercise all or part of the optionee's option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

          (g) Nontransferability of Options. Options granted under the 1999 Plan generally are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

          (h) Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess portion of such option will be treated as a nonstatutory stock option.

          (i) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1999 Plan as may be determined by the Administrator.

     Stock Rights. A Stock Right may award the recipient Common Stock or may give the recipient the right to purchase Common Stock. Shares received or purchased pursuant to a Stock Right are subject to a restricted stock agreement between the Company and the recipient. Unless the Administrator determines otherwise, the restricted stock agreement shall give the Company a reacquisition option exercisable upon the voluntary or involuntary termination of the recipient's employment or consulting relationship with the Company for any reason (including death and disability). The acquisition price for any shares reacquired by the Company shall be the original price paid by the recipient, if any. The reacquisition option lapses at a rate determined by the Administrator. A Stock Right and the stock acquired pursuant thereto (while restricted) is generally nontransferable other than by will or the laws of descent and distribution.

     Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar changes in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the 1999 Plan, the number and class of shares of stock subject to any option or Stock Right outstanding under the 1999 Plan, and the exercise price of any such award. In the event of a liquidation or dissolution, any unexercised options will terminate. The Administrator may, in its discretion, provide that each optionee will fully vest in and have the right to exercise the optionee's option or Stock Right as to all of the optioned stock, and shall release all restrictions on any restricted stock prior to the consummation of the liquidation or dissolution.

     In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, including any of the foregoing transactions that results in a change of control, unless otherwise provided for in an agreement between an optionee and the Company, each outstanding option or Stock Right shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options or Stock Rights or to substitute substantially equivalent options or rights, the optionee shall fully vest in and have the right to exercise the option or Stock Right as to all of the optioned stock and any restrictions shall lapse with respect to restricted stock. In such event, the Administrator shall notify the optionee that the option or Stock Right is fully vested and exercisable for fifteen (15) days from the date of such notice, that the option or Stock Right shall terminate upon expiration of such period, and that all restrictions have lapsed with respect to his or her restricted shares.


     Amendment and Termination of the 1999 Plan. The Board may amend, alter, suspend or terminate the 1999 Plan, or any part thereof, at any time and for any reason. No such action by the Board or stockholders may alter or impair any option or Stock Right previously granted under the 1999 Plan without the written consent of the optionee/recipient. Unless terminated earlier, the 1999 Plan will terminate ten years from the date of its approval by the stockholders or the Board, whichever is earlier.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. An optionee who is granted an incentive stock option does not generally recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is an officer, director, or 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

     Stock Rights. Restricted stock is generally acquired pursuant to Stock Rights. At the time of acquisition, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the recipient will not generally recognize ordinary income at the time of acquisition. Instead, the recipient will recognize ordinary income on the dates when the stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to reacquire the stock upon the recipient's termination of employment with the Company. At such times, the recipient will recognize ordinary income measured as the difference between the purchase price (if any) and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

     The purchaser may accelerate to the date of acquisition his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period, by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% stockholder of the Company.

     The foregoing is only a summary of the effect of federal income taxation upon optionees and the Company with respect to the grant and exercise of options, and upon recipients of Stock Rights, under the 1999 Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's, director's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee, director or consultant may reside.

VOTE REQUIRED

     The approval of the adoption of the 1999 Plan requires the affirmative vote of a majority of the shares of the Company's Common Stock present and voting at the Annual Meeting.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF THE 1999 STOCK PLAN SET FORTH HEREIN.

                                PROPOSAL NO. 4:

          APPROVAL OF AMENDMENTS TO 1993 EMPLOYEE STOCK PURCHASE PLAN


     The Company's 1993 Employee Stock Purchase Plan (the "Purchase Plan") provides employees of the Company with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The Board of Directors of the Company amended the Purchase Plan in December 1998 to increase the number of shares of Common Stock available for sale by 600,000 from 1,700,000 to 2,300,000. The Board of Directors approved the amendment to the Purchase Plan to establish a sufficient number of shares of Common Stock as a reserve under the Purchase Plan for sale to the Company's employees. The affirmative vote of holders of a majority of the shares of Common Stock represented at the meeting is necessary to approve the amendment to the Purchase Plan. The Board of Directors recommends that stockholders vote FOR approval of the amendment to the Purchase Plan. The essential features of the Purchase Plan and certain information regarding the Purchase Plan are set forth below.



     Status of Shares. As of September 30, 1998, 1,374,498 shares had been issued under the Purchase Plan, and assuming the approval of the amendment of the Purchase Plan, 325,502 shares remained available for future issuance as of such date.


     Operation of the Purchase Plan. Under the Purchase Plan, the Company withholds a percentage of each salary payment to participating employees over certain offering periods. The Purchase Plan is currently implemented by overlapping twenty-four month offering periods which commence April 1 and October 1 of each year. Each such offering period is divided into four six month purchase periods. The Board of Directors has the power to alter the duration of the offering periods or purchase periods without stockholder approval, if such change is announced at least 15 days prior to the scheduled beginning of the first offering period or purchase period, as the case may be, to be effected. On the last business day of each purchase period, the funds withheld are applied to the purchase of shares of Common Stock unless such participating employee withdraws from the offering period prior to such purchase date. To the extent permitted by Rule 16b-3 of the Securities Exchange Act, if the fair market value of the Common Stock on the last day of the purchase period is lower than the fair market value of the Common Stock on the first day of the offering period, then all participating employees in such offering period shall be automatically withdrawn from such offering period immediately after the stock purchase on the last day of the purchase period and automatically re-enrolled in the immediately following offering period. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment with the Company.


     Eligibility; Administration. Employees are eligible to participate in the Purchase Plan, as amended, if they have been employed by the Company for at least six consecutive months. As of September 30, 1998, approximately 1,480 employees were eligible to participate in the Purchase Plan. Payroll deductions may not exceed 10% of an employee's compensation, which under the Purchase Plan, as amended, is defined as base straight time gross earnings plus overtime and commissions. No employee may purchase more than

$12,500 worth of stock in any purchase period. The Purchase Plan is currently administered by the Board of Directors.

     Purchase Price; Market Value. The price at which stock is purchased under the Purchase Plan is equal to 85% of the fair market value of the Common Stock on the first day of the applicable offering period or the last day of each purchase period, whichever is lower. On September 30, 1998, the closing price of the Company's Common Stock as reported on the NASDAQ National Market System was $28.125.

     Amendment and Termination. The Board of Directors may amend the Purchase Plan from time to time or may terminate it or any purchase period or offering period under it, without approval of the stockholders. However, to the extent necessary and desirable to comply with Rule 16b-3 under the Securities Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the stockholders with respect to plan amendments to the extent and in the manner required by such law or regulation. In the event of a merger or sale of substantially all of the assets of the Company, the Board may shorten the offering period or permit the assumption of outstanding rights to purchase Common Stock. The Purchase Plan will terminate in March 2003 unless earlier terminated by the Board.

     Tax Consequences of Purchase Plan Transactions. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under these provisions, no income is taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax, depending in part on how long the shares are held by the participant. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares were purchased by the participant over the participant's purchase price. Any additional gain or loss on the sale or disposition will be capital gain or loss. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period described above.

                                PROPOSAL NO. 5:

         CONFIRMATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     The Board of Directors has selected Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for the year ending October 2, 1999. Arthur Andersen LLP has audited the financial statements of the Company for each fiscal year since the fiscal year ending September 30, 1992. The affirmative vote of holders of a majority of the shares of Common Stock represented at the meeting is necessary to appoint Arthur Andersen LLP as the Company's independent public accountants and the Board of Directors recommends that the stockholders vote FOR confirmation of such selection. In the event of a negative vote, the Board of Directors will reconsider its selection. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.


                              CERTAIN TRANSACTIONS

     The Company's Certificate of Incorporation, as amended, provides that the personal liability of its directors for monetary damages arising from a breach of their fiduciary duties in certain circumstances shall be eliminated to the fullest extent permitted by Delaware law. The Certificate of Incorporation, as amended, also authorizes the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law. The Company has entered into indemnification agreements with its officers and directors providing such indemnification. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance.

     During fiscal 1998, Mario M. Rosati, a nominee for election to the Board of Directors of the Company, and Christopher D. Mitchell, Assistant Secretary of the Compay, were also members of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California ("WSGR"). The Company retained WSGR as its legal counsel during the fiscal year. The Company plans to retain WSGR as its legal counsel again during fiscal 1999. The amounts paid by the Company to WSGR were less than 5% of WSGR's total gross revenues for its last completed fiscal year.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

     THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, SANMINA CORPORATION, 355 EAST TRIMBLE ROAD, SAN JOSE, CALIFORNIA 95131.

                              SANMINA CORPORATION

                                1999 STOCK PLAN

     1. Purposes of the Plan. The purposes of this 1999 Stock Plan are:

     - to attract and retain the best available personnel for positions of substantial responsibility,

     - to provide additional incentive to Employees, Directors and Consultants, and

     - to promote the success of the Company's business.

     Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

     2. Definitions. As used herein, the following definitions shall apply:

     (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

     (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Code" means the Internal Revenue Code of 1986, as amended.

     (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

     (f) "Common Stock" means the common stock of the Company.

     (g) "Company" means Sanmina Corporation, a Delaware corporation.

     (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

     (i) "Director" means a member of the Board.

     (j) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

     (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

     (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (p) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

     (q) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (r) "Option" means a stock option granted pursuant to the Plan.

     (s) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

     (t) "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

     (u) "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

     (v) "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

     (w) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (x) "Plan" means this 1999 Stock Plan.

     (y) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

     (z) "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

     (aa) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

     (bb) "Section 16(b)" means Section 16(b) of the Exchange Act.

     (cc) "Service Provider" means an Employee, Director or Consultant.

     (dd) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

     (ee) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

     (ff) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.


     3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 2,700,000 Shares, plus an annual increase to be added on the first day of the Company's fiscal year (beginning in 1999) equal to the lesser of (i) 3,000,000 Shares, (ii) 4.5% of the outstanding Shares on such date or
(iii) a lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.


     If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     4. Administration of the Plan.

     (a) Procedure.

          (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

          (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

          (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

          (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

     (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

          (i) to determine the Fair Market Value;

          (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

          (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

          (iv) to approve forms of agreement for use under the Plan;

          (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

          (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

          (vii) to institute an Option Exchange Program;

          (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

          (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

          (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

          (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

          (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

          (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

     (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

     5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

     6. Limitations.

     (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

     (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

     (c) The following limitations shall apply to grants of Options:

          (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 1,000,000 Shares.

          (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,000,000 Shares which shall not count against the limit set forth in subsection (i) above.

          (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
     Section 13.

          (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     7. Term of Plan. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

     8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

     9. Option Exercise Price and Consideration.

     (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

          (i) In the case of an Incentive Stock Option

             (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

           (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

     (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

     (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

          (i) cash;

          (ii) check;

          (iii) promissory note;

          (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market

     Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

          (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

          (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

          (vii) any combination of the foregoing methods of payment; or

          (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     10. Exercise of Option.

     (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

     Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the

Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     11. Stock Purchase Rights.

     (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

     (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

     (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

     (d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

     12. Non-Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

     13. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

     (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

     (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen
(15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     14. Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     15. Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

     (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

     (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

     16. Conditions Upon Issuance of Shares.

     (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     19. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

PROXY                          SANMINA CORPORATION                         PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            1999 ANNUAL MEETING OF STOCKHOLDERS -- JANUARY 29, 1999

   The undersigned stockholder of SANMINA CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated December 29, 1998, and 1998 Annual Report to Stockholders and hereby appoints Jure Sola, Randy W. Furr, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of SANMINA CORPORATION to be held on January 29, 1999 at 11:00 a.m., local time, at the Sheraton San Jose Hotel located at 1801 Barber Lane, Milpitas, California 95035, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

   1. ELECTION OF DIRECTORS: FOR ALL NOMINEES LISTED BELOW (EXCEPT AS
INDICATED.) [ ]   WITHHOLD [ ]

   IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

John Bolger; Neil Bonke; Jure Sola; Bernard Vonderschmitt; Mario Rosati; Samuel
                                   Altschuler

   2. Proposal to approve the amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of Common
      Stock: [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

   3. Proposal to approve the 1999 Stock Plan: [ ] FOR   [ ] AGAINST    [
      ] ABSTAIN


   4. Proposal to approve the amendment to the 1993 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder from
      1,700,000 to 2,300,000 shares: [ ] FOR   [ ] AGAINST    [ ] ABSTAIN


                           (Continued on other side)

                          (Continued from other side)

   5. Proposal to ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company for its fiscal year ending
      October 2, 1999: [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

   and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

                                                This Proxy will be voted as
                                             directed or, if no contrary
                                             direction is indicated, will be
                                             voted for the election of
                                             directors, for the ratification of
                                             the appointment of Arthur Andersen
                                             LLP as independent public
                                             accountants, and as said proxies
                                             deem advisable on such other
                                             matters as may properly come before
                                             the meeting.

                                             Dated:

                                           ----------------------------------- ,
                                             1999

                                             -----------------------------------
                                                         (Signature)

                                             -----------------------------------
                                                         (Signature)

                                             (This Proxy should be marked, dated
                                             and signed by the stockholder(s)
                                             exactly as his, her or its name
                                             appears hereon, and returned
                                             promptly in the enclosed envelope.
                                             Persons signing in a fiduciary
                                             capacity should so indicate. If
                                             shares are held by joint tenants or
                                             as community property, both should
                                             sign.)